EXHIBIT 99.1

Palatin Reports Third Quarter Fiscal Year 2022 Financial Results

and Provides Corporate Update

•	Patient Enrollment on Track in Phase 3 Pivotal Study of PL9643 in Patients with Dry Eye Disease with Topline Results Currently Expected Second Half Calendar 2022

•	Vyleesi® - Gross product sales increased 67%, net product revenue increased 200% and prescriptions dispensed increased 20%, over the prior quarter

•	Closed on a $15 Million Private Placement of Convertible Redeemable Preferred Stock

•	Phase 2 Clinical Study of PL8177 in Patients with Ulcerative Colitis Expected to Start Next Month with Topline Results Currently Expected First Quarter Calendar 2023

•	Teleconference and Webcast to be held on May 17, 2022 at 11:00 AM EDT

CRANBURY, NJ – May 17, 2022 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, today announced results for its fiscal third quarter ended March 31, 2022.

“Patient enrollment is on track for our lead programs, a Phase 3 pivotal study of PL9643 in patients with dry eye disease with topline results currently expected in the second half of calendar year 2022, and a Phase 2 clinical study of PL8177 in patients with ulcerative colitis is expected to start next month with topline results currently expected first quarter calendar 2023,” stated Carl Spana, Ph.D., President and CEO of Palatin. “Regarding Vyleesi, our March 31, 2022 quarter reflected increases across all value metrics compared to the prior quarter, including gross product sales, net product revenue, prescriptions dispensed, refill rates, and commercial insurance reimbursement.”

Dr. Spana further commented, “Our $15 million preferred stock offering addresses several objectives. It puts us in an excellent position to effect a reverse split of our common stock at our annual meeting of stockholders, which will provide the Company with flexibility to fund future product development and retain and attract talented employees, price our common stock at a price per share reflective of the development stage of Palatin, increase our investor and financing options, and assuming the holders convert to either common stock or debt, coupled with our strong cash position of approximately $38 million at March 31, 2022, provide us with sufficient operating cash runway through at least calendar 2023.”

Third Quarter Ended Fiscal Year 2022 Financial Highlights

•	Net loss for the quarter ended March 31, 2022, was $7.6 million, or $(0.03) per common share, compared to a net loss of $5.7 million, or $(0.02) per common share, for the same period in 2021.

•	As of March 31, 2022, the Company had cash and investments of $37.7 million, compared to $47.3 million as of December 31, 2021, and $60.1 million as of June 30, 2021, and no debt.

•	Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD): Gross product sales increased 67%, net product revenue increased 200% and prescriptions increased 20%, over the prior quarter.

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Business Highlights and Updates

•	Anti-Inflammatory / Autoimmune Programs

•	PL9643 melanocortin agonist for the treatment of dry eye disease (DED):

–	Pivotal Phase 3 clinical study in DED patients is ongoing. Topline data readout expected in the second half of calendar year 2022.

–	NDA submission is targeted for the first half of calendar year 2024.

–	Hosted Key Opinion Leader webinar on DED.

–

Spotlight Presentation at the Eyecelerator@ASCRS 2022 conference in Washington D.C. covering the role of melanocortins in the treatment of ocular disease and Phase 2 study results with PL9643 for DED conducted.

–	Presented posters at the Association for Research in Vision and Ophthalmology (ARVO) 2022 Annual Conference highlighting Palatin’s ocular research and PL9643 Phase 2 clinical data.

•	PL8177 melanocortin agonist for the treatment of ulcerative colitis (UC):

–

Presented the positive effects of PL8177 at the 2022 Crohn’s and Colitis Congress on treating UC in an animal disease model, including genomic data characterizing the anti-inflammatory effects of melanocortin agonists.

–

A Phase 2 oral formulation study of PL8177 in UC is currently scheduled to start in the first half of calendar year 2022. Topline data readout currently expected in the first quarter of calendar year 2023.

•	Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD): Goal of the Vyleesi program is to demonstrate product value in the marketplace with an objective of re-licensing the U.S. rights to a committed women’s healthcare company.

•	For the quarter ended March 31, 2022:

–	Gross product sales increased 67% over the prior quarter, decreased 27% over the comparable quarter in 2021.

–	Net product revenue increased 200% over the prior quarter, increased 144% over the comparable quarter in 2021.

–	Total prescriptions dispensed increased 20% over the prior quarter, flat compared to the comparable quarter in 2021.

–	Refill rates, commercial insurance reimbursement, and net revenue per prescription dispensed increased over the prior quarter and comparable quarter in 2021.

•	Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com and www.vyleesipro.com

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•	Other: On May 11, 2022, Palatin entered into a securities purchase agreement with institutional investors, selling and issuing 8,100,000 shares of Series B Convertible Redeemable Preferred Stock (“Series B Preferred Stock”) and 900,000 shares of Series C Convertible Redeemable Preferred Stock (“Series C Preferred Stock”). Each share of Series B Preferred Stock and Series C Preferred Stock had a purchase price of $1.67 and is convertible into Palatin common stock at an initial conversion price of $0.45 per share. The investors in the Series B Preferred Stock and Series C Preferred Stock also received warrants to purchase up to 1,666,667 shares of common stock at an exercise price of $0.50 per share, which expire 48 months following issuance. Total gross proceeds from the offering, before deducting offering expenses, is $15 million.

The Company expects to call a meeting of stockholders to seek approval of, including, but not limited to, an amendment to its certificate of incorporation authorizing a reverse stock split. Holders of the Series B Preferred Stock and Series C Preferred Stock are entitled to vote only on the reverse stock split and any adjournment of the meeting relating to the reverse stock split.

To the extent any shares of Series B Preferred Stock or Series C Preferred Stock are converted to common shares or redeemed for debt, the Company will use such net proceeds from this offering for working capital and general corporate purposes. Additional information regarding the securities described above and the terms of the offering are included in Palatin’s quarter ended March 31, 2022 10Q filing with the United States Securities and Exchange Commission.

Third Fiscal Quarter Ended March 31, 2022 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of allowances and accruals, and license and contract revenue.

Vyleesi gross product sales to pharmacy distributors for the quarter ended March 31, 2022, amounted to $1.3 million, with net product revenue of $216,097, compared to gross product sales of $1.8 million, with net product revenue of $88,741, for the comparable quarter in 2021. Gross product sales decreased 27% and net product revenue increased 144% over the comparable quarter in 2021.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2022, were $8.0 million, compared to $6.6 million for the comparable quarter in 2021.

The increase in operating expenses was the result of increased research and development expenses primarily related to our ongoing pivotal Phase 3 clinical trial of PL9643 offset by decreased commercial expenses related to Vyleesi.

Other Income / (Expenses)

Total other income, net, consist mainly of unrealized foreign currency gains of $190,719 and $753,750, respectively, for the quarters ended March 31, 2022 and 2021.

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Cash Flows

Palatin’s net cash used in operations for the quarter ended March 31, 2022, was $9.5 million, compared to net cash used in operations of $3.5 million for the same period in 2021. The increase in net cash used in operations is mainly due to a $4.3 payment received in March 2021 related to our Termination Agreement with AMAG Pharmaceuticals, offset by increased operating expenses.

Net Loss

Palatin’s net loss for the quarter ended March 31, 2022, was $7.6 million, or $(0.03) per basic and diluted common share compared to a net loss of $5.7 million, or $(0.02) per basic and diluted common share, for the same period in 2021.

The increase in net loss for the quarter ended March 31, 2022 over the quarter ended March 31, 2021, was mainly due to the increase in operating expenses.

Cash Position

As of March 31, 2022, Palatin’s cash and cash equivalents were $37.7 million with $0.8 million of accounts receivable, compared to cash and cash equivalents of $47.3 million with $0.6 million of accounts receivable as of December 31, 2021, and $60.1 million of cash and cash equivalents with $1.6 million of accounts receivable as of June 30, 2021.

Based on its current operating plan, Palatin believes that existing cash and cash equivalents along with the $15 million of proceeds raised from our recent private placement of Preferred Stock, assuming conversion to common stock or debt, will be sufficient to fund currently anticipated operating expenses through at least calendar year 2023.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on May 17, 2022 at 11:00 a.m. Eastern Time to discuss the quarter ended March 31, 2022 results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-800-304-0389 (US/Canada) or 1-313-209-5140 (International), conference ID 1376619. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (US/Canada) or 1-719-457-0820 (International), passcode 1376619. The webcast and telephone replay will be available through May 24, 2022.

About Melanocortin Receptor Agonists and Inflammation

The melanocortin receptor (“MCr”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

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About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, market potential for product candidates, and potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin’s ability to establish and maintain the capability for manufacturing, marketing and distribution of Vyleesi, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST CFO/COO (609) 495-2200	Paul Arndt, MBA, LifeSci Advisors Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, Inc.

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

REVENUES
Product revenue, net	$216,097	$88,741	$447,719	$(363,790)
License and contract	-	-	250,000	-
Total revenues	216,097	88,741	697,719	(363,790)

OPERATING EXPENSES
Cost of products sold	46,908	55,440	130,012	110,040
Research and development	4,980,074	2,509,490	13,891,235	9,444,759
Selling, general and administrative	3,009,528	4,010,055	10,163,830	11,386,574
Gain on license termination agreement	-	-	-	(1,623,795)
Total operating expenses	8,036,510	6,574,985	24,185,077	19,317,578

Loss from operations	(7,820,413)	(6,486,244)	(23,487,358)	(19,681,368)

OTHER INCOME (EXPENSE)
Investment income	1,127	2,834	4,100	19,769
Foreign currency gain	190,719	753,750	64,000	8,748
Interest expense	(3,019)	-	(11,423)	(9,360)
Total other income, net	188,827	756,584	56,677	19,157

NET LOSS	$(7,631,586)	$(5,729,660)	$(23,430,681)	$(19,662,211)

Basic and diluted net loss per common share	$(0.03)	$(0.02)	$(0.10)	$(0.08)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	238,805,370	236,832,283	238,444,206	236,525,514

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Balance Sheets

(unaudited)

	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$37,719,531	$60,104,919
Accounts receivable	790,005	1,580,443
Inventories	1,031,988	1,162,000
Prepaid expenses and other current assets	2,704,886	3,059,679
Total current assets	42,246,410	65,907,041

Property and equipment, net	544,622	94,817
Right-of-use assets - operating leases	968,957	1,237,813
Other assets	56,916	56,916
Total assets	$43,816,905	$67,296,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,402,739	$640,650
Accrued expenses	3,175,414	5,797,378
Short-term operating lease liabilities	367,478	351,853
Short-term finance lease liabilities	99,602	-
Other current liabilities	5,931,414	3,721,907
Total current liabilities	11,976,647	10,511,788

Long-term operating lease liabilities	621,660	900,520
Long-term finance lease liabilities	178,139	-
Other long-term liabilities	2,955,000	6,232,907
Total liabilities	15,731,446	17,645,215

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares; issued and outstanding designated as follows:
Series A Convertible: authorized 264,000 shares: issued and outstanding 4,030 shares as of March 31, 2022 and June 30, 2021	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 231,773,670 shares as of March 31, 2022 and 230,049,691 shares as of June 30, 2021	2,317,737	2,300,497
Additional paid-in capital	400,993,760	399,146,232
Accumulated deficit	(375,226,078)	(351,795,397)
Total stockholders’ equity	28,085,459	49,651,372
Total liabilities and stockholders’ equity	$43,816,905	$67,296,587